Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8, and Registration Statement Numbers: 333-162193 and 333-104778-01 on Form F-3 of our reports dated March 26, 2010, relating to (1) the 2009 and the 2008  financial statements and the retrospective adjustments to the 2007 financial statements of ABN AMRO Holding N.V., The Netherlands and subsidiaries, which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments to the segment disclosures, consolidated  statement of comprehensive income and the 2007 financial statements for discontinued operations, and (2) the effectiveness of ABN AMRO Holding N.V.’s internal control over financial reporting as at  December 31, 2009, appearing in this annual report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2009.

March 26, 2010
Deloitte Accountants B.V. /s/ J.G.C.M. Buné